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                                                                    EXHIBIT 10.9

                              CONSULTING AGREEMENT


THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of the 24th day of March, 2000 by and between ICX ELECTRONICS.COM, a corporation duly organized and existing in the State of California (the "Company"), and BUSINESSWARE INC., a corporation duly organized and existing in the State of California, (the "Consultant").

                                   WITNESSETH

        WHEREAS, the Company desires to engage the Consultant to perform certain services of economic use to the Company in the conduct of its business, and the Consultant desires to be so engaged by the Company and has represented that it possesses the necessary skills and expertise required to perform such services;

        NOW, THEREFORE, in consideration of the mutual premises and the promises and representation herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.      ENGAGEMENT OF THE CONSULTANT:

        (a) By its execution of this Agreement, the Company hereby engages Consultant to perform the specific services set forth on Schedule A attached hereto, as the same may be amended from time to time during the Term hereof ("Schedule A"), and such other services as the Company may reasonably request from time to time during the Term (as hereinafter defined) of this Agreement (collectively, the "Services"), subject to and in accordance with the terms and conditions hereinafter set forth.

        (b) By its execution of this Agreement, the Consultant agrees to be so engaged, and to perform faithfully the Services to the best of its ability during the Term hereof, subject to and in accordance with the terms and conditions see forth herein.

        (c) The Company may periodically request during the Term hereof written reports concerning the Consultant's progress, project status and other matters pertaining to its performance of the Services, and the Consultant shall promptly provide such reports to the Company at no additional charge, upon the request of the Company or as otherwise required by Schedule A. To the extent that any such delay is caused by circumstances beyond either party's reasonable control, the applicable time periods described above shall be extended to allow for such delay.



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2.      COMPENSATION/TAXES.

        (a) As full and complete consideration for the Services to be performed by the Consultant hereunder, the Company agrees to pay the Consultant the total fees (the "Fees") set forth on Schedule B attached hereto, as the same may be amended from time to time during the Term hereof ("Schedule B"), inclusive of any and all amounts representing taxes due or becoming due and payable thereon by the Consultant, which taxes shall be the Consultant's complete responsibility. Payment of the fees specified in Schedule B is subject to completion of the Services to the satisfaction of the Company.

        (b) The Fees expressly set forth on Schedule B include all sums due and owing of every kind and description including, but not limited to, reimbursable expenses for telephone calls, mileage and services such as copying costs and mailing expenses. Unless these costs are specifically agreed to in the future as separate reimbursable expense items in writing, the Company will not pay the Consultant therefor.

        (c) Any such expense which is not expressly set forth on Schedule B must be approved in writing by an authorized representative of the Company. All authorized expenses shall be corroborated by appropriate, itemized receipts with supportive documentation and shall be submitted in accordance with the Company's instructions therefor. Any tickets purchased for air or ground transportation are to be for "coach" fares.

3.      DELEGATION OF DUTIES; KEY PERSONNEL.

        (a) The Consultant shall be the primary responsible person for the full and proper performance of all Services hereunder. The Consultant shall not have, without the prior written consent of the Company, the right to delegate to employees or independent contractors, or to sub-contract, any of the Services, and in no event shall any such delegation of duties alter or amend any provision of this Agreement, including with respect to compensation to the Consultant or payment of expenses, nor shall it relieve the Consultant of any obligation, liability or other duty owed to the Company hereunder.

        (b) Under no circumstances shall the Consultant engage or permit any employee, independent contractor or sub-contractor to perform any of the Services, or to receive or obtain any Confidential Information (as hereinafter defined) concerning the Company or the Services, without first obtaining the written agreement of such person or contractor to be bound by all of the terms and conditions contained herein, including without limitation, with respect to the treatment of Confidential Information, the proprietary rights of the Company in any products or results of the Services, non-competition and compliance with laws.



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4.      PROPRIETARY RIGHTS OF THE COMPANY IN CONSULTANT'S WORK PRODUCT. By its
        execution of this Agreement, the Consultant expressly acknowledges to, and agrees with, the Company, that in the performance of its duties hereunder it will be responsible for providing to the Company certain concepts, ideas and materials which are intended to be incorporated into and/or used in conjunction with other materials prepared by or on behalf of the Company for commercial purposes, including without limitation certain written and/or graphic materials that qualify for protection under the United States Copyright Act (the "Works"). By its execution hereof, the Consultant expressly acknowledges to, and agrees with, the Company that it hereby assigns and will assign all of its present and future rights, title and interest in and to all such materials, items, designs, ideas, concepts and other work product resulting from the Services created or developed by the Consultant, including, without limitation, all Works, and all previous versions and drafts, and all derivations, improvements, modifications or other alterations made from or to such Works by the Consultant, and the copyrights in all of the foregoing (the "Assigned Items"). All of such Assigned Items, upon such assignment, shall be and remain the exclusive property of the Company, as to which the Company shall have the perpetual, sole and unfettered use for any and all purposes, and no other party, including without limitation, the Consultant shall have any rights to reproduce, adapt, distribute, perform, display or otherwise use in any other manner, any of the Assigned Items. By its execution of this Agreement, the Consultant represents and acknowledges to the Company that the compensation recited in Schedule B hereof shall be the only consideration to be paid to the Consultant for performance of the Services and the assignment of all Assigned Items hereunder, and that such compensation represents fair and adequate consideration therefor. The Consultant agrees with the Company that, to the extent that any of the Works would qualify to be "works made for hire", as defined in Section 101 of the United States Copyright Act, then such Works shall be considered "works made for hire" for purposes of this Agreement. The Consultant further agrees with the Company that, to the extent any of the Assigned Items are derived from any concepts, ideas, methods, designs or other items which are proprietary to the Consultant, or any employee or agent thereof, and which are ever deemed not to have been assigned, or required to be assigned, hereunder, then the Consultant and/or such employee or agent hereby grants to the Company a non-exclusive, perpetual, royalty-free license to use all of such concepts, ideas, methods, designs or other items, which license is granted as a part of the Services to be provided hereunder and the consideration for which is expressly included in the total compensation set forth in Schedule B, it being the express intent of the parties that the Company obtain from the Consultant hereunder, without further consideration, the unrestricted ownership of and right to use all of the Works/product developed by the Consultant in the performance of its Services hereunder, of whatever kind or nature.

5.      CONFIDENTIALITY.

        (a) Consultant hereby represents and warrants to the Company that the performance of the Services by Consultant will not violate any proprietary rights of third parties, including, without limitation, patents, copyrights, trade or service marks or trade secrets, and that Consultant's Services to the Company hereunder will not



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                violate any obligations or confidential relationships (whether created by contract or by operation of law) which Consultant may have to/with any third party. Consultant agrees to indemnify, defend and hold harmless the Company, its officers, directors, employees, agents and representatives from and against any and/or all liability, loss, cost and expense (including reasonable attorneys' fees and court costs), causes of action, claims or demands arising in any manner whatsoever out of Consultant's breach of its representations and warranties herein, including without limitation these contained in the
                Section 5(a).

        (b) Consultant agrees to hold in trust and confidence all of the information regarding the Company's business, the Services performed hereunder and the results thereof (i) disclosed by Company, its agents or employees to Consultant hereunder; (ii) obtained from the Company or otherwise learned as a result of the Services performed for the Company; and/or (iii) used as a basis for and/or contained in any reports prepared by Consultant for the Company hereunder (the "Confidential Information"). The existence and substance of this Agreement shall be included as Confidential Information. Consultant will not disclose all or any part of the Confidential Information to any third party nor make any press release regarding the existence of this Agreement nor make any commercial or other use thereof without the prior written consent of the Company provided, however, that Consultant may use the Company's name as a trade reference.

        (c) It is understood, however, that the foregoing restrictions in Paragraph 5(b) above shall not apply to any portion of the Confidential Information which Consultant can clearly demonstrate falls within any of the following categories: (i) information that as of the time of disclosure to the Consultant, was already known to Consultant without obligation of confidentiality, as demonstrated by appropriate documentary evidence antedating the relationship between Consultant and the Company; (ii) information obtained after the date hereof by Consultant from a third party which is lawfully in possession of such information and not in violation of any contractual or legal obligation to the Company to maintain confidentiality with respect to such information; or (iii) information which is or becomes part of the public domain through no fault of the Company or its employees.

        (d) Consultant agrees to restrict access to all of the Confidential Information within its organization to only such limited group of authorized employees and/or agents who (i) require such information in connection with their activities as contemplated by this Agreement, and (ii) have agreed in writing with Consultant to maintain the confidential nature of all proprietary information, including that of third parties, received by them in the course of their employment or engagement.

        (e) Upon termination of this Agreement, or earlier upon the Company's request, Consultant shall deliver all items containing any Confidential Information to the Company or make such other disposition thereof as the Company may direct, and shall certify to the Company that it has retained no copies of the same.



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        (f)     Disclosure of Confidential Information to Consultant hereunder shall not constitute any option, grant or license to Consultant under any patent or other rights now or hereinafter held by the Company, its subsidiaries, or any of its affiliated companies to use or exploit the same for any purpose.

6.      NON-COMPETITION/COMPLIANCE WITH LAWS.

        (a) The Company agrees that Consultant may engage in other business activities provided they do not affect Consultant's ability to perform the Services or its other obligations hereunder, or to carry out its responsibilities to the Company hereunder, provided, however, that for the entire Term of this Agreement, and for a period of six (6) months thereafter, Consultant shall not provide services, for its own account or to any other party, in the development or production of any product which directly competes with the specific product or products of the Company for which Consultant shall provide Services hereunder.

        (b) Consultant shall comply with all statutes, ordinances, and regulations of all federal, state, county, and municipal or local governments, and of any and all of the departments and bureaus thereof, applicable to the carrying on of its business and the conduct of the performance of Services for the Company.

        (c) Consultant shall perform the Services in accordance with the highest level of business and professional ethics.

7.      TERM, TERMINATION AND CANCELLATION.

        (a) This Agreement shall commence on the date set forth in the Preamble to this Agreement, and shall continue and remain in effect (unless earlier terminated as set forth in this Paragraph
                7) until all duties and obligations of the parties have been discharged.

        (b) This Agreement may be terminated immediately upon written Notice (as hereinafter defined) in the event of a breach by one party of any material obligation hereunder which, if and to the extent it is curable, is not cured within fifteen (15) days of Notice of such breach having been given by the party not in breach to the other ("Cause"). This Agreement may be terminated by either party without cause upon sixty (60) days' prior written notice to the non-terminating party.

        (c) Any other provision of this Agreement notwithstanding, the Company shall have the right, within its sole discretion, to terminate the Services of Consultant without further liability hereunder for any reason whatsoever upon ten (10) days prior Notice to Consultant. In such event, the Company shall not be liable to Consultant for any further charges except for such work which Consultant can demonstrate was properly performed prior to the date of termination.



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8.      NOTICES.

        To be effective, all communications and notices relating to this Agreement ("Notice") are to be in writing and shall be given by prepaid:
        (i) overnight courier service, in which case notice shall be deemed effective upon delivery; or (ii) Certified U.S. mail, return receipt requested, in which case notice shall be deemed effective three (3) days following deposit with the U.S. mail. The addresses for giving Notice shall be the parties respective addresses first set forth above (in the case of the Company, with a copy to the General Counsel), or any other address as shall be as follows:

               If to the Company:             ICX Electronics.com.
                                              400 Camino de Estrella
                                              San Clemente, California 92672
                                              Attn:  Gary Lotzer
                                                     President/CEO

               With a copy (which shall
               not constitute notice) to:     Feldhake, August & Roquemore
                                              Plaza Tower, Suite 1730
                                              600 Anton Boulevard
                                              Costa Mesa, California 92626-7124
                                              Attn:  Kenneth S. August
                                                     Partner

               If to the Consultant:          Peter Shikli
                                              c/o BusinessWare, Inc.
                                              2738 Camino Capistrano, Ste 3
                                              San Clemente, CA 92672-4802

9.      INDEPENDENT CONTRACTOR.

        It is understood and agreed that in performing the Services for Company hereunder, Consultant shall act in the capacity of an independent contractor and not as an employee or agent of the Company. Consultant agrees that it shall not represent itself as the agent or legal representative of the Company for any purpose whatsoever. Consultant shall be solely responsible for the remuneration of and the payment of any and all taxes with respect to its employees and subcontractors and any claims with respect thereto and shall be solely responsible for the withholding and payment of all federal, state, and local income taxes as well as all FICA and FUTA taxes applicable to it, its employees, and its subcontractors. Consultant acknowledges that as an independent contractor, neither it nor any of its employees or subcontractors shall be eligible for any Company employee benefits, including, but not limited to, vacation, medical, dental, or pension benefits.



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10.     REPRESENTATIONS AND WARRANTIES OF THE PARTIES. EACH PARTY HERETO MAKES
        THE FOLLOWING REPRESENTATIONS AND WARRANTIES TO THE OTHER PARTY HERETO AS INDICATED BELOW:

        (a) the Consultant hereby represents and warrants for the benefit of the Company as follows:

                (i) he/she is an adult individual residing in the County of Orange, State of California, and has full authority and capacity to enter into, execute, deliver and perform this Agreement in accordance with its terms, which Agreement, once so executed and delivered, shall be the valid and binding agreement of the Consultant, enforceable against her by any court of competent jurisdiction;

                (ii) the Consultant is not bound by or subject to any order, ruling, judgment, contract, agreement or other arrangement which would prohibit it from entering into or performing this Agreement, or which requires the approval or consent of any third party in connection therewith; and

                (iii) the Consultant possesses the necessary education, background and experience to perform successfully all of the Services, and there is nothing which is not expressly called for in this Agreement which the Consultant shall require in order to complete the performance of such Services in the time allotted.

        (b) the Company hereby represents and warrants for the benefit of the Consultant as follows:

                (i) the Company is a corporation duly organized and existing under the laws of the State of California, with full power to enter into, execute and perform this Agreement in accordance with its terms, and the person signing this Agreement for and on behalf of the Company is the duly authorized executive officer of the Company holding the position set forth below its name at the end of this Agreement, with full power and authority to enter into, execute and bind the Company to this Agreement;

                (ii) once executed by such authorized representative, this Agreement shall be the legally binding obligation of the Company, enforceable against the Company by any court of competent jurisdiction in accordance with its terms; and

                (iii) the Company is not bound by or subject to any order, ruling, judgment, contract, agreement or other arrangement which would prohibit it from entering into or performing this Agreement, or which requires the approval or consent of any third party in connection therewith.



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11.     GENERAL.

        (a) The parties agree not to hire or solicit or assist others (either directly or indirectly) to hire the other's personnel assigned to this project during the term of this Agreement, and any extensions thereof, and for a period of six (6) months after the completion thereof, unless mutually agreed to in writing by an authorized officer of the party whose employee is to be hired.

        (b) No right or interest in this Agreement shall be assigned by Consultant without the prior written permission of the Company, and no delegation of the performance of the Services or other obligations owed by Consultant to the Company shall be made without the prior written consent of the Company.

        (c) Except as otherwise provided in Paragraph 2(e) hereof, either party's waiver of any breach or failure to enforce any of the terms and conditions of this Agreement at any time shall not in any way affect, limit or waive such party's right thereafter to enforce and compel strict compliance with every term and condition thereof.

        (d) This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event of any dispute regarding Proprietary Rights arises between the parties arising out of or resulting from this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of Orange. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

        (e) All of the representations and warranties made by either party in the Agreement and the obligations of Consultant under Sections 2(e), 4, 5 and 6 expressly shall survive the termination/expiration of this Agreement.

        (f) The parties expressly acknowledge to and agree with each other that in the event certain of the promises and covenants of the Consultant contained herein were to be breached, it should result in irreparable injury to the Company for which monetary damages may not be adequate or ascertainable. In such event, the Company shall be entitled to seek specific performance, injunctive or other equitable relief, and such rights and remedies of the Company or Consultant shall be cumulative and non-exclusive, and in addition to all other of the Company's rights and remedies available at law and/or equity hereunder.

        (g) The Consultant hereby agrees, promptly upon the request of the Company, to do such further things and take such further actions as may be reasonably necessary to effect



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                the transactions contemplated by this Agreement including, without limitation, to execute, deliver and, if necessary, file such documents of assignment, conveyance and transfer as may be required in connection with the valid assignment of any Works or other Assigned Items hereunder.

        (h) This Agreement constitutes the complete agreement between the parties hereto and supersedes all prior communications and agreements between the parties with respect to the subject matter hereof, whether oral or written and may not be modified or otherwise amended except by a further writing executed by both parties hereto, which writing makes specific reference to the changes to be made to this Agreement.

        IN WITNESS WHEREOF, the parties hereto by their duly authorized representatives have executed this Agreement upon the date first set forth above.

THE COMPANY:                                [BusinessWare and Peter Shikli have
                                            previously produced software and
ICX ELECTRONICS.COM:                        systems in areas of contact
                                            management, and may commercialize
                                            such software in the future.
By:                                         Notwithstanding the foregoing,
   ---------------------------------        BusinessWare hereby declares that
   Gary Lotzer                              nothing developed specifically for
   President/CEO                            ICX is or shall be part of such
                                            commercialized software without ICX
                                            permission.]
THE CONSULTANT:

BUSINESSWARE, INC.


By:
   ---------------------------------
   Peter Shikli, Owner



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                                   SCHEDULE A

                            DUTIES OF THE CONSULTANT


During the Term of this Agreement, the Consultant shall be responsible to perform the tasks set forth below, as the same may be amended from time to time in accordance with the Agreement. as follows:

        1. Develop website software applications as directed by duly designated employee(s) of the Company; and,

        2. to provide such other assistance and guidance as the Company may reasonably request from time to time during the Term of this Agreement.



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                                   SCHEDULE B

                         COMPENSATION TO THE CONSULTANT


During the Term of this Agreement, the Consultant shall be entitled to receive the compensation set forth below, as the same may be amended from time to time in accordance with the Agreement, as follows:

        Payment to Consultant shall be mutually determined by the Company and Consultant or a per-task basis. To this end, Consultant shall provide a quotation to Company each task reasonably requested by Company.



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